Exhibit 10.18


                               ALLIANCE AGREEMENT

This Vsource/IBM Alliance Agreement (the "Agreement") is entered into this 19th day of September, 2000, by Vsource, Inc. ("Vsource"), and International Business Machines Corporation ("IBM"). Vsource and IBM shall be referred to in the singular as a "Party" and collectively as the "Parties." The geographic scope of this Agreement is the United States; however, both Parties may wish to expand it at a later date.

ATTACHMENTS
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-    Attachment  A.  IBM  Customer  Agreement

-    Attachment  B.  IBM  Customer  Agreement  Attachment  for  Subcontracting

The above attachments are part of this Agreement, and each is incorporated herein by reference.

If there is a conflict among the terms in the various documents, those of an Attachment shall prevail over those of this Agreement. If there is a conflict between the Attachments themselves, those of Attachment B shall prevail of those of the others.

1.   DEFINITIONS

A. "Combined Offering" means those products and services of Vsource and IBM that will be mutually agreed to be provided by the Parties to the Relevant Client Set.

B. "Information Technology (IT) & Systems Integration (SI) Provider" means a provider of hardware, software and/or services that enable electronic business, as well as hosting services, business process outsourcing services, and other information technology and systems integration services. (Network communications solutions are specifically excluded from this definition.)

C. "Program Office" means a team composed of the members representing each Party, and with certain responsibilities, all as described in Section 4 below.

D. "Relevant Client Set" refers to buyer and suppliers of products and services who may benefit from offerings of Vsource and IBM.

E. "VSN" (Virtual Source Network) is Vsource's e-Procurement application which is provided to the Relevant Client Set.


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2.   INTRODUCTION

Vsource is a provider of business to business (B2B) e-procurement solutions to both buyers and suppliers in a variety of industries. IBM is an IT & SI provider to many major industries.

Vsource will provide e-procurement solutions, focusing on buyers and purchasing professionals.

IBM intends to maximize sales of services, hardware and software through engagements with clients and strategic relationships. A key principle of IBM's strategy is to market the successes of existing engagements to facilitate the sale of additional engagements. Another key principle of IBM's strategy is to leverage its experience as an IT provider and systems integrator to build relationships with clients which will lead to long-term relationships and multiple engagements.

Vsource and IBM agree that a mutually beneficial relationship, the terms of which are documented below, shall be implemented in such a way as to help support each company's independent objectives.

3.   RELATIONSHIP  OF  THE  PARTIES

A. Based on the mutually agreed upon objectives, the Parties have identified and will pursue a relationship that includes, but is not limited to, the following three key components, and as further defined in section 5:

     - Vsource will recommend IBM as a preferred IT & SI Provider to the Relevant Client Set;

     - IBM will assist Vsource to close new business, as mutually agreed upon by the Parties; and,

     - Vsource and IBM will establish a marketing agreement to focus on a Combined Offering as further described in paragraph 5K.

Nothing herein is intended to preclude or restrict Vsource from utilizing IBM as a provider of e-procurement solutions, to designate IBM as a Provider of choice with respect to e-procurement solutions, or, to recommend IBM as a preferred IT & SI Provider with respect to e-procurement solutions, should the Parties agree. This is a non-exclusive agreement. The Parties may enter into similar agreements with other companies.

B. When Vsource purchases services from IBM, the terms ad conditions of the IBM Customer Agreement, as set forth in Attachment A, and/or, as applicable, IBM Customer Agreement Attachment for Subcontracting, as set forth in Attachment B, will apply. To the extent that Vsource wishes to enter into an agreement for hosting services, business process outsourcing services, or other related services, the Parties will negotiate in good faith to establish the applicable agreement for such services.


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C.   As  Vsource  and  IBM  develop  Statements  of  Work  or  other transaction documents (hereafter, collectively referred to as "SOW") for the work to performed under this Agreement, the Parties will include in such SOWs, periodic checkpoints at which the Parties will meet to evaluate the overall cost effectiveness of the work performed to date, the levels of cost reduction achieved in the implementation of the Vsource solution, and the appropriateness and effectiveness of each Party's staffing levels for the applicable SOW.

D. While the relationship contemplated by this Agreement is intended to be beneficial to both Parties, this Agreement is not a guarantee of the marketing, financial or other success of either Party.

4.   GOVERNANCE

During and/or following the provision of initial consulting services by IBM, Vsource may establish a Program Office for work to be performed hereunder. The governance of such Program Office will be controlled by the terms and conditions of a Program Office Agreement entered into at a future date.

5.   KEY  COMPONENTS

A. Vsource clients will require IT and SI capabilities and services needed to support both the implementation of Vsource offerings and their on-going business operations (e.g., procurement, business processes, deployment, etc.), including but not limited to:

     (1)  Project  management  for  VSN  pilot  implementation

     (2)  Business  process  analysis  and  transformation

     (3)  IT  infrastructure  and  management

     (4)  Application  project  management

     (5)  Systems  integration

     (6)  Education  and  learning

     (7)  Other  services

B. To help facilitate its growth in the marketplace, Vsource agrees to name IBM as its IT and SI "Provider of Choice" for its clients. For purposes of this Agreement, "Provider of Choice" shall mean that Vsource will recommend IBM in the Relevant Client Set as the preferred provider of services referenced in this section.


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C.   IBM  will develop a services practice within IBM Global Services to provide both sales and services delivery support for the pilot and implementation of VSN. Within three weeks of signing this Agreement, IBM will assign a core team to this practice and develop a business plan to develop this practice to meet the needs of Vsource and its clients.

D. Beginning January, 2001, and on a periodic basis thereafter, IBM will evaluate the financial return of this practice. If in IBM's opinion, sufficient business returns do not appear to exist, IBM may terminate this practice.

E. IBM will provide its project management services for VSN Pilot Implementation to Vsource's clients under contract with Vsource. To preserve constant market pricing, IBM will discount its Pilot services to Vsource. All other services will be contracted directly with Vsource's clients.

F. Vsource will make available to IBM its prospect list, including relevant information about the nature of the specific opportunities, probability to close the sale, and the expected close date. This information will be provided to IBM for the sole purpose of scheduling resource deployment. This information will only be shared within IBM with those individuals assigned to the IBM-Vsource Alliance and who have a need to know this information for the stated purpose.

G. IBM is free to pursue follow on work with the Vsource clients for whom IBM has performed initial services through its alliance with Vsource. Such follow on work will be offered pursuant to the terms and conditions of this Agreement and its Attachments, as updated from time to time, or upon separate agreement with the client.

H. Vsource will be responsible for providing the education necessary to enable IBM employees to perform the integration and implementation services required by Vsource.

I. If IBM is involved in closing new business for Vsource, IBM will receive an ongoing revenue payment equal to 18% of the transaction fee paid to Vsource by the client. This payment will be made if IBM is involved in one or more of the following sales activities:

     -    Refer  a  qualified  company  to  Vsource

     -    Participate  in  sales  calls

     -    Assist  in  closing  the  business

The revenue payment will be made to IBM upon receipt of the client payment. IBM and Vsource will mutually determine for which clients IBM participated in one or more of the above sales activities.


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J.   Notwithstanding  the  foregoing,  nothing contained in this Agreement shall preclude Vsource from working with any Client in the Relevant Client Set if such Client, following Vsource's recommendation of IBM as set forth herein, chooses a service provider other than IBM to provide IT and SI services for such Client's implementation of the Vsource solution.

K. The Parties agree that there is synergy between Vsource, IBM, and the Relevant Client Set. The Parties agree to evaluate the opportunity to establish a mutually agreed to marketing agreement that will focus on a Combined Offering to the Relevant Client Set. The marketing agreement will enable both parties to further define the go to market strategy for the Combined Offering.

L. Within thirty days of the execution of this Agreement, IBM will work with Vsource to develop a preferred pricing agreement for Vsource. This Agreement will apply to IBM products and services used by Vsource for its IT infrastructure. The preferred pricing developed will not apply to IBM products and services acquired by Vsource for resale to its clients.

6.   PUBLICITY

All public announcements by either Party related to this Agreement shall be subject to the prior written approval of the other Party. Neither Party shall identify, either expressly or by implication, this relationship, the other Party or the other Party's corporate affiliates or use any of the other Party's affiliates' names, trademarks, trade names, services marks, or other proprietary marks in any advertising, press releases, publicity matters or other promotional materials without the other Party's prior written approval. The foregoing shall not restrict either Party from disclosures required by law or governmental agency, provided the Party that receives such a request gives the other Party prompt notice to allow the other Party a reasonable opportunity to obtain a protective order, if required.

7.   INTELLECTUAL  PROPERTY  RIGHTS

The ownership, license and other proprietary rights regarding any intellectual property developed in association with performance under this Agreement will be governed by and subject to the terms and conditions of the IBM Customer Agreement and/or, as applicable, the IBM Customer Agreement Attachment for Subcontracting, and any applicable SOWs.

8.   TERM

Once signed by both Parties, this Agreement will remain in effect unless or until terminated by either Party pursuant to the provisions of Section 9 below.


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9.   TERMINATION

Either Party may terminate this Agreement upon a material breach of the other Party to perform its obligations hereunder as follows: the terminating Party shall give the other Party written notice of the basis for termination and the other Party shall have thirty (30) days in which to cure the default or make substantial progress toward curing the default. If the default has not been cured within the 30-day period but substantial progress toward a cure has been made, the defaulting Party shall provide the terminating Party, during the 30-day period, with a detailed plan that establishes the schedule and program for curing the default within the succeeding 30 days. If the default is not cured within the 30-day period, or if the defaulting Party fails to make substantial progress toward a cure or to provide a detailed plan for completion of the effort or fails to cure the default within the succeeding 30-day period following the delivery of such detailed plan, the Agreement will terminate effective upon the lapse of the applicable 30-day period.

10.  THIRD  PARTIES

Either Party may subcontract to a third party, all or a portion of the services that it provides under this Agreement. The Parties agree to reasonably cooperate so as to obtain optimum subcontractor performance under this Agreement. To the extent that said subcontracting materially impacts or presents a reasonably certain risk of materially impacting a Party's ability to achieve its individual objectives, approval of the other Party will be required. Each Party agrees to ensure that each of its subcontractors executes a non-disclosure agreement, with terms at least as restrictive as those contained in the Agreement For Exchange of Confidential Information executed by the Parties ("AECI") regarding any Confidential Information, as that term is defined within the AECI, disclosed to such subcontractor under this Agreement.

11.  LIMITATION  OF  LIABILITY

Each Party's entire liability for any and all damages resulting from any claim in any way related to the subject matter of this Agreement shall be governed by the terms and conditions of the IBM Customer Agreement and/or, as applicable, the ISA, between the Parties.

12.  CONFIDENTIALITY

Any disclosures of Confidential Information, as that term is defined within the AECI, will be governed by the terms of the AECI. All information exchanged between the Parties is non-confidential, unless it is disclosed pursuant to the terms of the AECI.


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13.  FREEDOM  OF  ACTION

The Parties shall perform their obligations as independent contractors and nothing herein shall be construed as creating any other relationship between the Parties. Each Party shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to its employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, terminate and otherwise control its employees.

This Agreement shall not prevent either Party or its subsidiaries from marketing, acquiring or developing solutions, products or services which are competitive to those of the other Party, except that any such solutions, products or services may not violate a Party's obligations under the AECI.

14.  NOTICES

Notices given by one Party to the other under this Agreement shall be in writing and shall be delivered via electronic means as agreed upon by the Parties, or personally, sent by express delivery service, certified mail in first class U.S. Mail postage prepaid and addressed to the respective Parties as follows:


TO VSOURCE:                     TO IBM:

Robert McShirley                Alan Savery

Vsource, Inc.                   IBM Corporation
5740 Ralston Street, Suite 110  425 Market Street
Ventura, CA  93003              San Francisco, CA  94102

                                WITH COPY TO:

                                IBM Corporation
                                Office of Regional Counsel
                                Mail Stop: SF19-F-2
                                425 Market Street
                                San Francisco, CA  94105-2425

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (a) the date of the actual receipt, (b) the next business day when notice is sent via express mail or personal delivery, or (c) three (3) days after the mailing in the case of first class or certified U.S. Mail.

15.  COMPLIANCE  WITH  LAWS  AND  GOVERNING  LAW

Each Party shall comply with all applicable federal, state and local laws, rules and regulations applicable to its performance under this Agreement. The laws of


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the  state  of  California govern this Agreement.  Both Parties waive a trial by jury. Both Parties agree that under this Agreement, neither Party will bring a legal action more than two (2) years after the cause of action arose unless otherwise provided by local law without the possibility of contractual waiver or limitation.

Nothing in this Agreement affects any statutory rights of consumers that cannot be waived or limited by contract.

16.  COPIES  OF  AGREEMENT

Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy or facsimile), is considered an original.

17.  NO  THIRD  PARTY  BENEFICIARIES

This Agreement is solely for the benefit of the Parties signing below. There are no third party beneficiaries to this Agreement.

18.  DISPUTE  RESOLUTION  AND  ATTORNEY'S  FEES

In the event of an alleged breach of or other dispute regarding performance under this Agreement, and any Attachments hereto, by either Party, and as a prerequisite to the exercise of any other remedies available under the law, the Parties agree to engage in a good faith effort negotiation in an attempt to resolve the dispute or alleged breach. In the event that this initial negotiation is not successful within fifteen business days, the Parties agree to escalate the dispute or alleged breach to the executive level of each Party, and the senior executives of each Party agree to negotiate in good faith in an attempt to arrive at a mutual resolution of such dispute or alleged breach. If within thirty (30) days following such escalation, no resolution is achieved, the Parties may then pursue their respective remedies pursuant to applicable law.

19.  ENTIRE  AGREEMENT

The terms contained in this Agreement and the Attachments hereto constitute the entire agreement between the Parties with respect to the subject matter addressed herein, superseding all other prior or contemporaneous understandings, proposals and other communications, oral or written. This Agreement may only be amended or modified by a writing referencing this Agreement and signed by both Parties.


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IN  WITNESS  WHEREOF,  the  Parties  have  executed this Agreement by their duly authorized representatives in one or more counterparts, each of which shall constitute an original, effective as of the date set forth above.

Agreed to:                        Agreed to:

VSOURCE, INC.                     INTERNATIONAL BUSINESS MACHINES
                                  CORPORATION

By:   /s/                         By:   /s/
   -----------------------------      ---------------------------------------
Name:   Robert C. McShirley       Name:   Joseph P. Conlow Jr.
     ---------------------------       --------------------------------------
Title:  Chief Executive Officer   Title:  Vice President
      --------------------------        -------------------------------------
Date:   September 19, 2000        Date:   September 20, 2000
     ---------------------------       --------------------------------------


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